UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2025

BERKSHIRE HILLS BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

60 State Street, Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 773-5601 ext. 133773

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BHLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On March 24, 2025, Berkshire Hills Bancorp, Inc., a Delaware corporation (“Berkshire”), filed a registration statement on Form S-4 containing a joint proxy statement/prospectus, as supplemented on May 9, 2025 (the “Joint Proxy Statement/Prospectus”), with respect to the annual meeting of the Berkshire stockholders scheduled to be held at 10:00 a.m., Eastern time, on May 21, 2025, via webcast at www.virtualshareholdermeeting.com/BHLB2025. The Joint Proxy Statement/Prospectus included a proposal to approve the Berkshire Hills Bancorp, Inc. 2025 Stock Option and Incentive Plan (the “2025 Plan”) as Proposal 3 (“Proposal 3”) in the Joint Proxy Statement/Prospectus.

After furnishing the Joint Proxy Statement/Prospectus to stockholders, Berkshire was informed by Institutional Shareholder Services (“ISS”) that Proposal 3 received an unfavorable recommendation from ISS in part because the shareholder value transfer (“SVT”) for the 2025 Plan, as determined by ISS using its proprietary model, is greater than the benchmark calculated by ISS. A component of the ISS model for SVT is the potential value transfer of equity based on new, available and outstanding shares.

Today, Berkshire is providing the following supplemental information to help Berkshire stockholders evaluate Proposal 3 and to provide additional, clarifying information to assist ISS in applying its model to evaluate the 2025 Plan.

As of May 12, 2025, Berkshire had:

•44,400 stock options outstanding, with a weighted average exercise price of $26.65 and a weighted average remaining term of 0.93 years under all equity plans,

•386,968 unvested full value awards with time-based vesting outstanding under all equity plans, which are expected to vest when the proposed transaction between Berkshire and Brookline Bancorp, Inc. (“Brookline”) is completed,

•110,356 unvested full value awards with performance-based vesting outstanding under all equity plans, which are expected to vest when the proposed transaction between Berkshire and Brookline is completed,

•822,719 shares remaining available for issuance under Berkshire’s 2022 Equity Incentive Plan and 2018 Equity Incentive Plan, which will be cancelled when the proposed transaction between Berkshire and Brookline is completed, and

•84,260,582 shares of common stock are anticipated to be outstanding when the proposed transaction between Berkshire and Brookline is completed.

Berkshire has not granted and will not grant any additional stock options, full value awards, with time-based or performance-based vesting, or any other type of equity award under Berkshire’s 2022 Equity Incentive Plan or 2018 Equity Incentive Plan from December 16, 2024 (the date of the merger agreement between Berkshire and Brookline) through the closing of the proposed transaction between Berkshire and Brookline, assuming the 2025 Plan is approved by stockholders at the 2025 annual meeting of Berkshire stockholders and becomes effective. Assuming the 2025 Plan is approved by Berkshire stockholders and becomes effective, the remaining shares available to be granted under the 2022 Equity Incentive Plan and 2018 Equity Incentive Plan (822,719 shares) will be cancelled.

The Berkshire board of directors unanimously recommends that

Berkshire stockholders vote “FOR” approval of the Berkshire Equity Plan Proposal.

If you have already submitted your proxy or instructed your broker, bank or other agent how to vote your shares, you do not need to take any action unless you wish to change your vote. Proxies already returned by stockholders will remain valid and common stock represented thereby will be voted at the meeting in accordance with your instructions unless revoked. You may revoke your proxy at any time before your proxy is voted at the meeting by: (1) filing with the Corporate Secretary of Berkshire a duly executed revocation of proxy; (2) submitting a new proxy with a later date; (3) voting again via the internet or by telephone not later than 11:59 p.m., Eastern time, on May 20, 2025; or (4) voting virtually at the Berkshire Annual Meeting. If a broker, bank or other similar organization holds your shares, you must contact them in order to find out how to revoke or change your vote.

BERKSHIRE STOCKHOLDERS ARE ENCOURAGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY BERKSHIRE WITH THE SECURITIES AND EXCHANGE COMMISSION BEFORE MAKING ANY VOTING DECISION BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION.

No Offer or Solicitation

This communication is not a proxy statement or solicitation or a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction between Berkshire and Brookline and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Berkshire, Brookline or the combined company, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be deemed to be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information About the Merger and Where to Find It

In connection with the proposed transaction between Berkshire and Brookline, Berkshire filed a registration statement on Form S-4 with the SEC that includes a joint proxy statement of Brookline and Berkshire and a prospectus of Berkshire, which have been distributed to the stockholders of Brookline and Berkshire in connection with their votes on the merger of Brookline with and into Berkshire and the issuance of Berkshire common stock in the proposed transaction between Berkshire and Brookline. INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BETWEEN BERKSHIRE AND BROOKLINE OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER AND RELATED MATTERS. Investors and security holders will be able to obtain these documents, and any other documents Berkshire and Brookline have filed with the SEC, free of charge at the SEC’s website, www.sec.gov, or by accessing Berkshire’s website at www.berkshirebank.com under the “Investor Relations” link, or by accessing Brookline’s website at www.brooklinebancorp.com under the “SEC Filings” link. In addition, documents filed with the SEC by Berkshire or Brookline will be available free of charge by (1) writing Berkshire at 60 State Street, Boston, MA 02109, Attention: Wm. Gordon Prescott, General Counsel and Corporate Secretary or (2) writing Brookline at 131 Clarendon Street, Boston, MA 02116, Attention: Carl M. Carlson, Co-President and Chief Financial and Strategy Officer.

Participants in the Solicitation

The directors, executive officers and certain other members of management and employees of Berkshire may be deemed to be participants in the solicitation of proxies from the stockholders of Berkshire in connection with the proposed transaction between Berkshire and Brookline. Information about Berkshire’s directors and executive officers is included in Berkshire’s Amendment No 1. to the Annual Report on Form 10-K, which was filed with the SEC on March 19, 2025.

The directors, executive officers and certain other members of management and employees of Brookline may also be deemed to be participants in the solicitation of proxies in connection with the proposed transaction between Berkshire and Brookline from the stockholders of Brookline. Information about the directors and executive officers of Brookline is included in Brookline’s Amendment No 1. to the Annual Report on Form 10-K, which was filed with the SEC on March 19, 2025.

Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction between Berkshire and Brookline. Free copies of this document may be obtained as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.

DATE: May 12, 2025	By:	/s/ Wm. Gordon Prescott
Wm. Gordon Prescott Senior Executive Vice President and General Counsel